VELLMER & CHANG
CHARTERED  ACCOUNTANTS
--------------------------------------------------------------------------------
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3773
                                                                    604-678-6883
                                                              Fax:  604-687-3778



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated September 27, 2005, except as to Note 9 which is as of November 30, 2005, with respect to the balance sheet of Thrust Energy Corp. as at August 31, 2005 and the related statements of stockholders' deficiency, operations and cash flows for the period from September 15, 2004 (date of inception) to August 31, 2005, included in the filing of the registration Statement (Form SB-2/A), dated April 7, 2006.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.




                                                     "Vellmer & Chang"
Vancouver, British Columbia                        Chartered Accountants
Canada
April 7, 2006